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                                                                       EXHIBIT 5


                                 ROGERS & WELLS

                                200 Park Avenue
                            New York, New York 10166


                                                                January 11, 1996


Legg Mason, Inc.
111 South Calvert Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

                 We are acting as counsel for Legg Mason, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-3 (as the same may be amended or supplemented from time to time, the "Registration Statement"), including the Prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), with respect to the following securities: (i) debt securities of the Company ("Debt Securities"), and (ii) debt securities of the Company convertible or exchangeable into shares of Common Stock, par value $.10 per share ("Common Stock"), of the Company ("Convertible Debt Securities"), to be issued from time to time in one or more series, on terms to be determined at the time of offering. The aggregate gross proceeds from the offer, sale and distribution of the above securities under the Registration Statement will not exceed $150 million.

                 The Debt Securities and Convertible Debt Securities (the "Securities") are to be issued from time to time as (i) senior indebtedness (including senior indebtedness convertible or exchangeable into shares of Common Stock) of the Company under an indenture between the Company, as issuer, and The Bank of New York, as trustee, in substantially the form included in the Registration Statement as Exhibit 4(a), or (ii) subordinated indebtedness (including subordinated indebtedness convertible or exchangeable into shares of Common Stock) of the Company under an indenture between the Company, as issuer, and The Bank of New York, as trustee, in substantially the form included in the Registration Statement as Exhibit 4(b) (collectively, the "Indentures").

                 In so acting, we have examined the Registration Statement, the Indentures and the Company's articles of incorporation, as amended. We have also examined and relied as to factual matters upon the representations, warranties and other statements contained in originals, or copies certified or otherwise
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identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

                 Our opinions expressed below are limited to the law of the State of New York and the federal law of the United States, and we do not express any opinion herein concerning any other law except to the extent set forth in the next sentence. In giving the opinions set forth in paragraphs
(1), (2) and (4) below with regard to certain matters governed by the law of the State of Maryland, we have relied, with his permission, upon the opinion of Theodore S. Kaplan, General Counsel of the Company, of even date herewith, subject to the qualifications and assumptions set forth in such opinion.

                 Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

                 1. The Company is a corporation validly existing and in good standing under the laws of the State of Maryland.

                 2. When executed by a duly authorized officer of the Company, the Indentures and the Securities will have been duly authorized by the Company.

                 3. When (a) the Indentures have been duly executed and delivered by the parties thereto, (b) the Securities have been duly executed and issued in accordance with the provisions of the applicable Indenture (including the provisions of the Indenture regarding establishment of the form of Securities), (c) such Securities have been authenticated by the trustee under the applicable Indenture and (d) such Securities have been delivered for due consideration in the manner and on the terms described in the Prospectus, as supplemented by the applicable prospectus supplement, such Securities will have been validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms and entitled to the benefits of the applicable Indenture, subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity




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                          (regardless of whether considered in a proceeding in
                          equity or at law).

                 4. The Common Stock issuable pursuant to the conversion or exchange of Convertible Debt Securities, when duly authorized by the stockholders of the Company and issued upon such conversion or exchange in accordance with the terms of Convertible Debt Securities, will be validly issued, fully paid and nonassessable.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" contained in the Prospectus.

                                        Very truly yours,

                                        /s/ Rogers & Wells
                                        Rogers & Wells





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